UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

on behalf of the

Credit Suisse Adjustable Rate Mortgage Trust 2006-3

(Exact name of registrant as specified in its charter)

Delaware	333-130884	13-3460894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eleven Madison Avenue, New York, NY	10010
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code (212) 325-2000.

                                                                                 N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01. Other Events.

On or about July 31, 2006, Credit Suisse First Boston Mortgage Securities Corp. (the “Registrant”), as depositor for the Adjustable Rate Mortgage Trust 2006-3, will issue Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-3, including the classes of certificates described in the prospectus supplement, dated July 28, 2006 and offered pursuant to a Registration Statement on Form S-3 (File No. 333-130884) filed by the Registrant with the Securities and Exchange Commission (the “Certificates”).

Copies of the opinions of Orrick, Herrington & Sutcliffe LLP with respect to legality of the Certificates and with respect to certain federal tax matters, together with related consents of Orrick, Herrington & Sutcliffe LLP to the incorporation by reference of such opinions as exhibits to the Registration Statement, are filed as Exhibits to this Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits: The following are filed as Exhibits to this Report:

Exhibit
Number

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2006

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:/s/ Kevin Steele

Name: Kevin Steele
Title: Vice President

Exhibit Index

Exhibit 5.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

Exhibit 8.1

Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

Exhibit 23.1

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1).

Exhibit 23.2

Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1).